Exhibit 99.1

Top Employee Questions

1.	Why is Walgreens acquiring us? They see and value the many assets we have – we are a leading online retailer of health, beauty, clinical skincare, and vision products in the U.S. Additionally, we have a strong position in the online beauty business, terrific brand relationships, a very broad, deep and unique assortment, strong technology, and talent they can count on to help grow the business. We are a strategic fit to help them build out their multi-channel network.

2.	Why are we selling to a company in this space? Walgreens is the largest and most trusted drugstore in the U.S. We have always respected Walgreens as a very capable retailer and we believe we will only be stronger together.

3.	Will our name & sites still exist? What will happen to our websites? The transaction is happening because Walgreens likes what we have built, and they have no intention of tampering with what is working. Walgreens and DSCM websites will maintain their separate branding. Over the long term, Walgreens intends to enhance its multi-channel product assortment and the overall customer experience by leveraging drugstore.com’s websites.

4.	Will we continue to operate our drugstore.com offices? Yes. The acquisition won’t change that.

5.	Will we be closing any parts of our business? Walgreens has no current intentions of closing parts of our business. Our businesses are growing and our prospects are even greater being aligned with Walgreens.

6.	When will our IT systems be consolidated? Clifford Cancelosi will be involved in all integration planning, and we will look for the best way to provide the best service to both us and Walgreens.

7.	What will be Dawn’s role in Walgreens? After closing, we will no longer be a stand-alone public company so we won’t need a public company CEO. Dawn will stay on as long as necessary to help with the transition.

8.	What about the rest of the executive team? Will our organizational structure change? Talent was a large driver of this acquisition. Walgreens is very focused on retaining our management team.

9.	When will we officially become Walgreens? When do the signs change? We expect the transaction to close in June of 2011. After the close, we will become part of the Walgreens family of companies. We are not planning to change the signage because nothing is currently expected to change with respect to our brands and website.

10.	Why is Walgreens buying a company that sells some of the same brands? It seems like duplication. The companies have many complimentary capabilities and products. We want to be everywhere our customer wants to shop, as does Walgreens. This is just consistent with that strategy. This is a tremendous opportunity to leverage each other’s relationships in the industry and for customers to see our wide range of offers in the marketplace, from mass to prestige to clinical skincare and spa.

11.	Will our mission/business goals change? Walgreens positioning and strategies are remarkably similar to our own. DSCM’s executive team has in place a 2011 plan that remains, and this acquisition will just supplement that plan.

12.	What is the Walgreens culture like? Both companies are extremely customer-focused. We want to preserve what has made each of our organizations successful. Once we close the transaction, we will begin a process of better understanding our respective cultures and using our mutual strengths to create a leading e-commerce business to become an employer of choice in the e-commerce industry. Walgreens’ e-commerce division is very fast-paced and focused on innovation. They value creativity and new opportunities. Walgreens brings the stability of a company that is a leader in its industry and the experience of having been in business for more than 100 years. But they’ve also reinvented themselves several times over during that period to remain relevant to today’s consumer.

13.	Who is on the Walgreens e-commerce leadership team and how would you describe them? They, too, have a very experienced leadership team, headed up by Sona Chawla, President, E-Commerce. The combined business will report to her. Walgreens e-commerce business is achieving significant growth and they are making substantial investments to create a leading multi-channel network, including industry leading mobile capabilities.

14.	Will my compensation change? Walgreens overriding commitment is to maintain a substantially similar offering to that DSCM employees currently receive in compensation and benefits after close.

15.	What happens to my stock/equity awards/options? You will receive a separate communication describing the treatment of your equity awards.

16.	Will my job requirements change? We will continue to operate as independent businesses until closing. During the next couple of months, the integration team composed of both Walgreens and DSCM employees will determine how best to leverage our resources, but we don’t currently expect a material change in our employee’s job duties.

17.	Who will I report to? You will continue to report to your current manager, unless you are informed otherwise as we integrate resources.

18.	Does Walgreens have a union and will we have to join? A relatively small number of employees within the Walgreens family of companies are covered by union contracts. The overwhelming majority of Walgreens team members are not represented by a union. Unless the majority of a bargaining unit of DSCM employees voted to be represented by a union, there would not be a union at DSCM.

19.	Will I be able to transfer to another facility and/or Walgreen’s store? We’re hoping to achieve a smooth transition and minimize disruptions in service levels to our customers, so there are no initial plans to move team members to other positions. Individuals may choose to apply on their own to other positions within the Walgreens family of companies. Open positions are posted on the company websites.

20.	Will our benefits change? Will my vacation and or sick time accruals change – specifically will they be less? Walgreens overriding commitment is to maintain a substantially similar offering to that DSCM employees currently receive from our compensation and benefits.

21.	Should I schedule my vacation now in the event that my vacation could go away? As stated, we expect our benefits, including vacation benefits, to be substantially the same.

22.	Will we be losing our jobs? While there may be some restructuring, the operations of Walgreens and DSCM are complementary and they/we do not currently expect significant job reductions as a result of this transaction.

23.	Will Walgreens management take over the operation? We will report to Sona Chawla, head of Walgreens e-commerce after the transaction closes. Nevertheless, talent was a large driver of this acquisition and, as mentioned, Walgreens is very focused on retaining our management team.

24.	Will Walgreens employees take over our jobs? Walgreens recognizes that each of our companies has been successful due to its employees. Therefore, it is a high priority for Walgreens to grow talent from both organizations to achieve our integration objectives and longer-term goals. While there may be some restructuring, the operations of Walgreens and DSCM are complementary and they/we do not currently expect significant job reductions as a result of this transaction.

25.	Will we get a Walgreens discount in their stores? Initially, we’re not expecting any changes to DSCM benefits or pay, so there would be no way to administer employee discounts for DSCM team members. The integration planning team will be looking into the current compensation and benefits of all e-commerce team members to determine if any changes are warranted. In that case, employee discounts at Walgreens retail stores may be available in the future.

26.	Will Walgreens take over our prescription business? BioScrip will continue to be our mail order pharmacy partner and fulfill prescriptions from their Columbus, Ohio facility. As always, customers have a choice for their pharmacy needs and may transfer prescriptions to any pharmacy including their local Walgreens.

27.	Will tuition reimbursement be available? Tuition reimbursement is currently not available at either DSCM or Walgreens, so for the near future, it would not be available. The integration planning team will be looking into the current compensation and benefits of all e-commerce team members to determine if any changes are warranted for the future.

28.	Will our name & sites still exist? After the close, we will become part of the Walgreens family of companies. We are not planning to change the signage because nothing is currently expected to change with respect to our brands and website. Walgreens and DSCM websites will maintain their separate branding, while over the long term Walgreens looks to enhance its overall customer experience by leveraging drugstore.com’s websites.

29.	Will we get a new building and/or will we acquire additional space to do what we do today? At this time, we do not expect our current facilities to change as a result of this merger.

30.	What will happen to our strategic partnerships? Although no decisions will be made until after the transaction has closed, Walgreens expects to continue key partnership arrangements (Medco, Luxottica, GNC, and others).

31.

Will our hours change? Does our fiscal calendar change, and will our work schedules for the end of the quarter adjust as a result? There are no changes planned for hours or work schedules in the near future. Walgreens is on a fiscal year beginning September 1st, so DSCM will most likely move to that fiscal year.

32.	What’s in it for me the employee? The transaction offers DSCM employees the potential of additional career opportunities with a larger organization and more resources.

33.	Will Walgreens management visit our facility? An integration planning team, composed of both Walgreens and DSCM team members, will be working to achieve a smooth transition and minimize disruptions. It is likely that members of the integration team will be visiting all the locations.

34.	What happens to drugstore over the next 30 to 90 days? While a purchase agreement has been signed, it is subject to various regulatory approvals and conditions before we can close the transaction. Until the close of the transaction, Walgreens and DSCM will operate business as usual as separate companies.

35.	How will we handle increases in inventory? Walgreens currently intends to use our separate Walgreens and DSCM brands, but we will share certain resources to make both companies stronger.

36.	What will happen to purchasing? What happens to the order volume with more DC locations & the merger? Walgreens expects to maintain current Walgreens and DSCM vendor relationships. Walgreens will honor existing DSCM contracts. Walgreens fully understands the rationale behind separating prestige and specialty brands from drugstore brands and is committed to maintaining the integrity and value of our vendors’ brands.

37.	Will I be able to sell any shares or options privately held or within the employee stock purchase plan? The trading window is closed, so no one should be selling or purchasing DSCM stock.

Additional Information about the Transaction

The information in this communication is not, and is not intended to be, a solicitation of proxies or an offer of securities. drugstore plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Walgreens, drugstore, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by drugstore through the web site maintained by the SEC at www.sec.gov and by contacting drugstore Investor Relations at (212) 331-8424. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on drugstore’s website at www.drugstore.com.

Participants in the Acquisition of drugstore

drugstore.com and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of drugstore’s stockholders in connection with the proposed transaction will be set forth in the Proxy Statement described above when it is filed with the SEC. Additional information regarding drugstore’s executive officers and directors is included in drugstore’s definitive proxy statement, which was filed with the SEC on April 30, 2010. You can obtain free copies of this document from drugstore using the contact information above.

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. These statements include those regarding the closing of the transaction and the timing thereof, and the integration process and the potential benefits and effects of the acquisition. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of drugstore’s stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; and other factors described in Walgreens Annual Report on Form 10-K for the year ended August 31, 2010, drugstore.com’s Annual Report on Form 10-K for the year ended January 2, 2011 and their respective subsequent SEC filings, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except to the extent required by law, Walgreens and drugstore.com disclaim any obligation to update any forward-looking statements after the distribution of this communication, whether as a result of new information, future events, changes in assumptions, or otherwise.